Exhibit 99.1

CANOO’S NEW PICKUP IS ALL ELECTRIC, ALL AMERICAN – READY FOR WORK & THE WEEKEND

Purpose-built pickup truck features powered workbenches, tool storage, a modular expandable bed and more

LOS ANGELES, CA (March 10, 2021) – Canoo Inc. (Nasdaq: GOEV), a company developing breakthrough purpose-built electric vehicles (EVs) with a proprietary and highly versatile platform architecture, debuted today its fully-electric pickup truck during the Motor Press Guild’s Virtual Media Day (VMD) in partnership with Automobility LA. The production version of the pickup truck will open for preorders in Q2 2021, with deliveries beginning as early as 2023.

“We are so passionate about building vehicles that can change people’s lives,” said Tony Aquila, Executive Chairman, Canoo. “Our pickup truck is as strong as the toughest trucks out there and is designed to be exponentially more productive. This truck works for you. We made accessories for people who use trucks – on the job, weekends, adventure. You name it, we did it because it’s your platform and she’s bad to the bone.”

Canoo’s pickup truck was built with several unique features to help customers do more with their vehiclesi:

Pull-out Bed Extension:

The pickup truck bed is six feet long and can extend to a fully enclosed eight feet, allowing big items such as a 4 by 8 ft sheet of plywood to easily fit inside. The pull-handle bed extension also helps with loading and unloading the truck. The extension also serves as a license plate holder. When the bed is extended, a second layer of tailgate doors can be swiveled out. The bed-extension also houses a secondary lamp, containing all tail lamp functions, so the truck can be driven while the bed space is maximized.

Fold Down Worktable + Cargo Storage:

To offer the greatest customer utility, the pickup features a front cargo storage area that can hold tools or gear, also includes a fold down worktable with electrical outlets. The workstation table is extendable to allow customers to have maximized work surface on the go, in addition to providing an area to put on gear before heading out exploring.

Flip-Down Side Tables:

Both sides of the vehicle house a flip down table in two expandable depths. Built into the side panel of the truck bed, the flip-down side table becomes a workbench with multi-functional power sources in close proximity.

Side Step + Storage:

On the side of the vehicle there is a hidden step to allow quick and easy access to the truck bed. Underneath the step is a flexible storage area for items including: a first-aid kit, cooler for snacks and drinks, lockable laptop storage and more. This space efficient feature is only possible due to Canoo’s ultra-flat platform.

Modular Bed with Space Dividers:

The truck bed is modular with the use of Canoo’s space divider system designed to keep items separate and secure. The bed wall also incorporates modular wheel chocks to secure bikes and configurable tie downs for ladders, large equipment and other materials.

Multi-Accessory Charge Port:

The pickup truck can double as a powerplant with exportable power accessible on all sides of the vehicle. Power can last all day for tools and devices, with as little as 10% impact on vehicle range.

Integrated Overhead + Bed Perimeter Lighting:

The third break light doubles as an overhead light to see inside the cargo bed at night. The vehicle is also equipped with perimeter lighting on all sides of the bed wall for added visibility.

Roof Rack: The pickup truck has optional roof racks in variable sizes for added cargo storage. The roof rack is easily accessible from the flatbed or via the sidestep.

Camper Shell: The pickup truck has been designed to accommodate a variety of camper shells to fit as many use cases as possible.

The pickup truck is the third vehicle that will be based on the company’s proprietary multi-purpose platform architecture, enabling the accelerated development timeline. Canoo’s EV platform functionally integrates all the critical components of an electric powertrain to be as flat and efficient as possible. Traditional EV platforms have power units, shock towers and mechanical steering columns that protrude into the vehicle and take up space. By incorporating steer-by-wire and other space-saving technologies, Canoo’s thin platform, with no need for an engine compartment, allows the company to offer a flatbed size comparable to America’s best-selling pickup truck on a smaller footprint. This makes the vehicle easier to maneuver and more convenient to drive and park in any terrain.

Vehicle specifications for the Canoo pickup truck includeii:

●	Dual or rear motor configurations
●	Up to 600 hp and 550 lb-ft of torque with dual motors
●	Vehicle payload capacity of 1800lbs
●	200+ miles of battery range
●	Steer-by-wire and brake-by-wire technology
●	Tow hitch receiver
●	Wheelbase: 112.2 inches/ 2850 mm
●	Overall length: 184 inches/ 4677 mm (with bed extension: 213 inches/ 5400 mm)
●	Width: 78 inches/ 1980 mm (with mirrors: 87 inches/ 2209 mm)
●	Height: 76 inches/ 1920 mm (with roof rack: 82 inches/ 2085 mm)
●	Bed W,L: 64 inches/ 1627 mm x 72 inches/ 1817 mm (with extension: 64 inches/ 1627 mm x 102 inches/ 2600 mm)
●	Bed depth: 21 inches/ 522 mm
●	Roof rack W,L: 48 inches/ 1230 mm x 54 inches/ 1360 mm (as shown)
●	Tires: 265 60r18 (as shown)

Canoo designed its pickup truck to be the most cab-forward and space efficient on the market, with massive cargo capacity on the smallest footprint possible. Thanks to the flexible platform and steer-by-wire, the passenger compartment was able to be shifted forward to maximize driver visibility. Canoo’s designers gave the pickup added stance and durability with increased wheel spats to support larger wheels, which provides improved stability and gives it a rugged profile. Advanced lighting technology provides adaptive safety, and the company’s iconic signature headlights and taillights serve as core brand identifiers without the need for a logo. Beyond just storage, the front surface of the vehicle has been extended to better protect the headlights and windscreen.

The bumpers are designed for maximum functionality and durability with integrated tow hooks and metal skid plates on both the front and rear. The vehicle’s fog lamps are also integrated seamlessly into the bumper design to offer the driver additional visibility and safety. Lined with trim and materials selected for durability, the extended cab vehicle has two seats in the front with a customizable rear compartment that can accommodate two additional seats or support additional purpose-built use-case configurability.

Full specifications will be revealed closer to production. With its thoughtful added features, utilitarian design, and compact maneuverability, this vehicle reinforces Canoo’s mission of creating electric vehicles for everyone on the road or dirt road. Canoo’s line of battery electric vehicles is purposefully designed to help everyday people be more productive and enjoy a return on capital from their vehicle, putting money back into the pockets of its consumers.

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About Canoo

Canoo is a Los Angeles-based company that has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that defies traditional ownership to put customers first. Distinguished by its experienced team – totaling over 350 employees from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses.

For more information, please visit www.canoo.com.

For Canoo press materials, including photos, please visit press.canoo.com.

For investors, please visit investors.canoo.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and timing related to commercial product launches and market entries, expectations regarding vehicle specifications and features, and the ability of Canoo to execute on its business model, including the potential success of its go-to-market strategy and market acceptance of its planned products and services. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of projected financial information; risks related to the rollout of Canoo’s business and the timing of expected business milestones and commercial launch; risks related to future market adoption of Canoo’s offerings; risks related to Canoo’s go-to-market strategy and subscription business model; the effects of competition on Canoo’s future business; the ability of Canoo to issue equity or equity-linked securities in connection in the future, and those factors discussed in Canoo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and the registration statement on Form S-1 filed on January 13, 2021, and the definitive proxy statement/prospectus contained therein, in each case, under the heading “Risk Factors,” and other documents of Canoo filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact

Agnes Gomes-Koizumi

press@canoo.com

Investor Relations Contact

Kamal Hamid

kamal.hamid@canoo.com

i Individual features available on select vehicles

ii Vehicle specifications and performance metrics are prospective, reflecting current engineering and design direction, manufacturer simulations and EPA-estimated average range calculation methodology. Final production vehicle specifications and performance metrics are subject to change.